                                                                    EXHIBIT 10.3

                               September 15, 2003

Ms. Sylvia Metayer
106 Appleton Street
Cambridge, MA 02138-3340

Dear Sylvia:

         The purpose of this Agreement is to amend your letter of employment with Houghton Mifflin Company (the "Company") dated September 19, 2002 (the "Employment Letter") and the Consolidated Retention Agreement (defined in Section B.1 below), as follows:

A. AMENDMENT OF EMPLOYMENT LETTER. The Employment Letter is hereby amended as follows:

         1. CHANGE IN POSITION AND DUTIES. Commencing as of July 1, 2003, you will be employed by the Company as its Acting Chief Executive Officer ("Acting CEO") for so long as the Board of Directors of the Company (the "Board") shall request. In that role, you will report to the Board and shall perform such duties related to that position as it may assign to you from time to time. You will retain your existing position as Executive Vice President and Chief Operating Officer and will return to a reporting relationship to the Company's Chief Executive Officer ("CEO") after your service as Acting CEO ends. It is understood that, after you cease to be Acting CEO, your duties as Executive Vice President and Chief Operating Officer may vary from those in effect prior to July 1, 2003, but that your duties nonetheless will be consistent with those titles.

         2.       INCREASED COMPENSATION AND EQUITY PARTICIPATION.

                  (a) SALARY INCREASE. Your base salary as Executive Vice President and Chief Operating Officer will be increased to the rate of Four Hundred Thousand Dollars ($400,000) per year, retroactive to July 1, 2003.

                  (b)      ADDITIONAL COMPENSATION AS ACTING CEO.

         (i) As additional compensation for your assumption of the position of Acting CEO and for your continuing in the employ of the Company through December 31, 2003, the Company will pay you a single lump sum in the amount of One Hundred and Seventy Thousand Dollars ($170,000) as soon as practicable after January 1, 2004. Except as otherwise expressly provided in Section B.2(b) hereof, you must be employed by the Company on December 31, 2003, in order to be eligible for this payment or any portion thereof.

Ms. Sylvia Metayer
September 15, 2003
Page Two

                           (ii) In the event that you continue as Acting CEO
                  after December 31, 2003, the Company will pay you, in addition to your base salary, the sum of Twenty Eight Thousand, Three Hundred and Thirty-Three Dollars ($28,333) per month for each month that you continue as Acting CEO after that date.

                  (c) STOCK OPTIONS. As soon as practicable after the execution of this Agreement and adoption of Holdings' 2003 Stock Option Plan, the Board of Directors of Houghton Mifflin Holdings, Inc. ("Holdings") will grant you options to purchase 7,045 shares of the Class A Common Stock of Holdings at the exercise price of One Hundred Dollars ($100) per share, which options shall be granted pursuant to an option certificate with terms and conditions specified by the Board of Directors of Holding and shall be subject to all terms and provisions of Holdings' 2003 Stock Option Plan and such option certificate.

         3. Except as expressly modified in Section A of this Agreement, the Employment Letter, and all of its terms and provisions, shall remain unchanged and in full force and effect.

B.       AMENDMENT OF CONSOLIDATED RETENTION AGREEMENT.

         1. You entered into an agreement with the Company captioned "Senior Executive 3X Retention Agreement" effective September 9, 2002, as amended September 17, 2002, (the "Original Retention Agreement"). On January 29, 2003, you entered into an agreement with Holdings captioned "Senior Executive 3X Retention Agreement, Waiver and Election" (the "Rollover Agreement"), which amended and restated section 2 of the Original Retention Agreement. For purposes of this Agreement, the Original Retention Agreement and the Rollover Agreement together are termed the "Consolidated Retention Agreement." The Consolidated Retention Agreement is further amended as provided in this Section B. Capitalized terms in this Section B shall have the meaning ascribed to them in the Consolidated Retention Agreement unless otherwise expressly provided herein.

         2.       The Rollover Agreement is hereby amended as follows:

                  (a)      The amount of the Cash Subaccount set forth in
section 4(c) of the Rollover Agreement is hereby increased by Two Hundred and Fifty Thousand Dollars ($250,000) to a total of Eight Hundred and Sixteen Thousand, Four Hundred Dollars ($816,400).

                  (b) Notwithstanding anything to the contrary contained in the Rollover Agreement, any termination of employment initiated by you after October 1, 2003 and prior to July 1, 2004 shall be treated as a termination for good Reasons for purposes of the Rollover Agreement and, in that event, the amount of the Cash Subaccount shall be paid to you in a single lump sum within twenty (20) business days following the effective date of such termination and, if such termination for Good Reason occurs after October 1, but prior to December 31, 2003, you shall also be paid a pro-rated portion of the additional compensation set forth in Section A.2(b)(i) above, determined by

Ms. Sylvia Metayer
September 15, 2003
Page Three

multiplying $170,000 by a fraction, the numerator of which is the number of days from July 1, 2003 through the date of termination of your employment and the denominator of which is 365.

         3. Except as expressly modified in this Section B of this Agreement, the Consolidated Retention Agreement, and all of its terms and provisions, shall remain unchanged and in full force and effect, exclusive only of section 3 of the Original Retention Agreement, captioned "Pro-Rata Bonus," which shall be of no further force or effect.

C.       NOTICE OF TERMINATION.

         1. In the event of termination of your employment by you or by the Company other than for "Cause" prior to your obtaining a U.S. permanent resident visa ("green card"), such termination shall not be effective without your consent until after sixty (60) days notice.

D.       MISCELLANEOUS.

         1. For purposes of this Agreement, "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority or equity interest.

         2. All payments made by the Company or Holdings under this Agreement shall be reduced by any tax or other amounts required to be withheld under applicable law.

         3. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Board and of the Board of Directors of Holdings. In signing this Agreement, you give assurance to the Company and Holdings that you have not relied on any agreements or representations, express or implied, that are not set forth expressly in this letter.

         4. Neither you nor the Company nor Holdings may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company and Holdings each may assign its rights and obligations under this Agreement without your consent to one of the Affiliates or to any entity with which the Company or Holdings shall hereafter affect a reorganization, consolidate with, or merge into or to which either transfers all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon you, the Company and Holdings, and each of our respective successors, executors, administrators, heirs and permitted assigns.

Ms. Sylvia Metayer
September 15, 2003
Page Four

         5. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a Massachusetts contract and shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         6. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person, consigned to an overnight courier service or deposited in the United States mail, postage prepaid, and addressed to you at your last known address on the books of the Company or, in the case of the Company and Holdings, to them at it the Company's principal place of business, attention of the Chair of the Board, or to such other address as any party may specify by notice to the others actually received.

         If the foregoing is acceptable to you, please sign this letter in the space provided and return it to me no later than September 15, 2003. At the time you sign and return it, this letter will take effect as a binding agreement among you, the Company and Holdings on the basis set forth above. The enclosed counterpart is for your records.

Sincerely yours,

HOUGHTON MIFFLIN COMPANY

/s/ Gerald Hughes
--------------------------------------
Gerald Hughes
Senior Vice President, Human Resources


HOUGHTON MIFFLIN HOLDINGS, INC.

/s/ Michael Ward
--------------------------------------
Michael Ward, Director

Accepted and Agreed:

Signature: /s/ Marie-Sylvia Metayer
           ---------------------------
               Marie-Sylvia Metayer

Date: September 15, 2003
      ------------------